                                                          EXHIBIT 10.32

                        SECOND AMENDMENT TO THE AMENDED
                         AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated December 11, 1996, is among ALEXANDER HAAGEN PROPERTIES
                             --
OPERATING PARTNERSHIP, L.P., a California limited partnership (the "Company"),
                                                                    -------
NATIONAL WESTMINSTER BANK Plc, NEW YORK BRANCH, a Branch duly licensed under the laws of the State of New York of a public limited company organized under the laws of the United Kingdom, as Agent (the "Agent"), and NATIONAL WESTMINSTER BANK Plc, NEW YORK BRANCH, and the other Lenders listed on Exhibit A to the Credit Agreement as amended from time to time, (each a "Lender" and,
                                                        ------
collectively, the "Lenders") and is made with respect to the following facts:
                   -------

     A. The Company and the Agent are parties to the Credit Agreement dated as of July 8, 1994, as amended and restated May 9, 1995, and the First Amendment to the Amended and Restated Credit Agreement dated August 31, 1995 (the "Credit
                                                                      ------
Agreement").
---------

     B. The Company and the Agent now wish to amend the Credit Agreement upon the terms and conditions set forth in this Amendment and to amend Exhibit A to the Credit Agreement to add certain other Lenders as parties to the Credit Agreement. The credit facilities will continue to be secured by mortgages on certain of the Company's properties and certain other collateral and will be a full recourse obligation of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Agent hereby agree as follows (all capitalized terms not defined in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement):

I.    AMENDMENT TO CREDIT AGREEMENT.
      -----------------------------

      1. Section 1.1 of the Credit Agreement is hereby amended by replacing the following definitions to read in their entirety as follows:

          "Allocated Amount" means the following amounts with respect to each of
           ----------------
      the Mortgaged Properties: (i) the Montebello Property: $13,420,000; (ii) the City Center Property: $13,789,300; (iii) the Media City Property:
      $62,790,700. The Agent, the Lenders and the Company agree that the Allocated Amounts have been determined on the basis of the Company's and the Lender's determination of the relative fair market values of such properties solely for the purposes of determining (a) the appropriate amount of title insurance coverage to be allocated to each such property and (b) the maximum Value of Substitute Properties which the Lenders may designate for substitution of Collateral pursuant to Section 5.5 hereof.

          "Negative Pledges" means the Negative Pledge Agreements with respect
           ----------------
     to the Empire Center property, dated July 8, 1994; the Medford Center property, dated May 9, 1995; the Pomona Gateway Center property, dated July 8, 1994; the Sears Hollywood property, dated July 8, 1994; the Smitty's Tucson property, dated July 8, 1994; and the Vermont-Slauson Shopping Center, dated May 9, 1995, as the Negative Pledges may be amended, modified, or otherwise supplemented, and such other Negative Pledge Agreements covering additional Unencumbered Properties from time to time as provided in this Credit Agreement.

     2. Section 2.1(b) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

          (b) The Advances made pursuant hereto by the Lenders, together with any Letter of Credit usage, shall not exceed an aggregate principal amount outstanding at any one time of $90,000,000 (the "Commitment"). There may
                                                      ----------
     not be more than one Advance made on any day. Within the foregoing limits and subject to the conditions set out in Article III, the Company may borrow Advances under this Section 2.1, repay Advances under Section 2.7, and reborrow Advances.

     3. Section 2.6(ii) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

          (ii) at the end of the initial and each subsequent Interest Period for any Advance, the Company shall be permitted to select an additional Interest Period for such Advance by delivering a written notice thereof to the Agent at any time prior to 10:00 a.m. (Los Angeles time) on the third Business Day prior to the expiration of the then current Interest Period applicable to such Advance, provided that if no Interest Period selection is delivered to the Agent by such time, the Company shall be deemed to have selected an Interest Period of one month and such Interest Period selected or deemed to have been selected for such Advance may not be changed without the consent of the Lenders;

     4. Section 4.16(a) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

     Section 4.16 Insurance. Notwithstanding anything to the contrary contained
                  ---------
     in the Mortgages, the Company shall
      maintain upon or in connection with each of the Mortgaged Properties:


          (a) Property and casualty insurance coverage evidenced by original or certified copies of insurance policies, binders for such insurance, together with evidence that the premiums for such policies have been paid current. Such insurance policies shall insure each of the Mortgaged Properties for 100% of their full replacement cost (exclusive of footings and foundations) in so-called "all risk" form and with coverage for floods, earthquakes and such other hazards (including "collapse" and "explosion") as the Lenders may require for each of the Mortgaged Properties and as are consistent with reasonable and customary requirements in the industry; provided, however, that the Company acknowledges and agrees that Lenders hereby require that Borrower obtain, and Borrower shall obtain, insurance policies providing insurance coverage against damage to any of the Mortgaged Properties by reason of earthquake in an aggregate amount not less than $40,000,000 (with policy deductibles of not more than 5% of such coverage). Such insurance policies shall contain replacement cost and agreed amount endorsements (with no reduction for depreciation), an endorsement providing Building Ordinance Coverage and an endorsement covering the costs of demolition and increased costs of construction due to the enforcement of building codes or ordinances. If required by any of the Lenders, the Company shall also furnish insurance providing boiler and machinery comprehensive coverage for all mechanical and electrical equipment at each of the Mortgaged Properties insuring against breakdown or explosion of such equipment on a replacement cost value basis. The property insurance and boiler and machinery insurance required under this Section 4.16(a) shall include "underground hazards" coverage; "time element" coverage by which the Lenders shall be assured payment of all amounts due under the Loan Documents; "extra expense" (i.e., soft costs) coverage; and "expediting expense" coverage. The Company shall also furnish business interruption or loss of rental income insurance in connection with all policies covering property and boiler and machinery insurance for a period of not less than one (1) year endorsed, other than with respect to boiler and machinery insurance, to provide a 180 day extended period of indemnity. All insurance required under Sections 4.16(a) and 4.16(b) shall be with
                               ----------------     -------
      companies and in amounts and with coverage and deductibles satisfactory to the Lenders, and all insurance required under this Section 4.16(a) shall
                                                         ---------------
      include endorsements naming the Lenders as loss payees, and shall have endorsed thereon the standard mortgagee clause in favor of the Lenders. All companies issuing policies required under Sections 4.16(a) and
                                                      ----------------

      4.16(b) shall have a current Best Insurance Reports rating no less
      -------
      favorable than the rating currently held by such companies, and all such companies shall be licensed to do business in the State of California; provided, however, that coverage for earthquake damage in excess of the first $20,000,000 may be obtained from companies not licensed to do business in the State of California if such companies maintain a Best Insurance Reports rating of not less than A for ability to pay claims. All policies required under Sections 4.16(a) and 4.16(b)
                                              ----------------     -------
      shall provide that (i) the insurance evidenced thereby shall not be canceled or modified without, in the case of non-payment of premiums, at least ten (10) days' prior written notice from the insurance carrier to the Agent, or, in any other circumstance, at least thirty (30) days' prior written notice from the insurance carrier to the Agent; and (ii) no act or thing done by the company, General Partner or any Affiliate of any of them shall invalidate the policy as against the Lenders. The Company shall deliver renewal certificates of all policies of insurance required under Sections 4.16(a) and 4.16(b), together with written evidence that the
      ----------------     -------
      premiums are paid current, at least thirty (30) days prior to the expiration of the then current policy.

      5. Section 4.16(b) of the Credit Agreement is hereby deleted and Section 4.16(c) relettered as Section 4.16(b).

      6. Section 5.1(h)(ii) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

           (ii) Notwithstanding the foregoing, the Agent shall require Appraisals of any Mortgaged Property if (x) such Appraisal is required by applicable law or regulations, or (y) such Appraisal is requested by any Lender; provided, however, the Company shall not be required to pay for more than one Appraisal during any twelve (12) month period.

      7. The last paragraph of Section 5.3(k) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

      As used herein, the term "material Lease" shall refer to any Lease set forth on Schedule 4, and any Lease covering 25,000 or more square feet of net rentable leased premises or Leases aggregating 20,000 or more square feet of net rentable leased premises at a Mortgaged Property and leased by a tenant and one or more of its Affiliates. When used in connection with a material Lease, the term "material change" shall refer to a change in the term of the Lease, the number of or means of exercising any options to extend the term of the Lease, the net rentable square footage of the leased premises, the effective rent under the Lease, any rights of termination under the Lease, or any other similar material provisions.

     8. Section 5.6(a) of the Credit Agreement is hereby amended, in its entirety, to read as follows:

     (a) At any time, the Company may request the release of such Mortgaged Property and offer one or more Substitute Properties, subject to the approval of the Lenders, as substitute Collateral therefor, provided that such substitution will not result in a Default or an Event of Default. In connection with such request, the Company will provide the Agent with first priority deed of trust liens, assignments of leases and rents and security interests in such Substitute Properties as substitute Collateral for the Advances. All such liens and security interests shall be provided pursuant to instruments which are substantially identical in form to the Mortgages, Assignments of Leases and Rents and other Loan Documents affecting the Mortgaged Properties (as the same may have been or may hereafter be amended) as of the date hereof, with such changes the Required Lenders may reasonably require. Upon the provision and acceptance of such substitute Collateral to Agent, Agent shall release and reconvey the Mortgage and Assignments of Leases and Rents affecting the released Mortgaged Property and all of its right, title and interest in any insurance proceeds payable with respect thereto.

     9.   Section 5.7 of the Credit Agreement is hereby deleted.

     10. Section 7.14 of the Credit Agreement is hereby amended, in its entirety, to read as follows:

     Section 7.14 Unanimous Approvals. No written amendment, supplement,
                  -------------------
     modification or waiver which adds, deletes, changes or waives any provisions of the Loan Documents shall (i) extend either the Maturity Date or any installment or required prepayment of any Advances; (ii) reduce the rate or extend the time of payment of interest on any Advances or Letters of Credit: (iii) reduce the principal amount of any Advances or Letters of Credit; (iv) reduce the Fees, or any other fee payable to the Lenders; (v) change any Lender's Percentage or the amount of any Advance or Letter of Credit of any Lender (except to the extent permitted by Sections 7.17 and 7.18 hereof); (vii) change any provision of this Section 7.14 or the definition of Required Lenders; (viii) consent to or permit (if not expressly permitted under the Loan Documents) the assignment or transfer by the Company of any of its rights and obligations under any Loan Document, consent to any merger or consolidation or sale, lease or other disposal of all or a substantial part of the Company's property or assets, modify any financial covenants, change, amend, modify or release any negative pledge, waive any Default or Event of Default, or waive or release any lien on any of the Mortgaged Properties or commence any judicial or nonjudicial foreclosure proceeding, in each case without the written consent of the Agent and each Lender; or (ix) amend, modify or waive any provision of any Loan Document, if the effect thereof is to affect the rights or duties of Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Company, the Lenders, Agent and all future holders of the Promissory Notes. In the case of any waiver, the Company, the Lenders and Agent shall be restored to their former position and rights hereunder and under the outstanding Promissory Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

      11. Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A which is attached as Appendix I to this Amendment.

      12. Schedule 8 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 8 which is attached as Appendix II to this Amendment.

II.   CONDITIONS PRECEDENT.
      --------------------

      On or prior to the date of execution of this Amendment, the Agent shall have received the following, in form and substance satisfactory to the Agent:

      1.    An officer's certificate;

      2. Duly executed and completed Promissory Notes payable to the order of each Lender;

      3. An opinion of senior counsel to the Company, addressed to the Agent, the Lenders and the Issuing Bank;

      4.    Current Appraisals for each of the Mortgaged Properties;

      5. Amendments to the Mortgage and Assignment of Leases and Rents for each of the Mortgaged Properties, delivered in recordable form, and evidence of the recording of each such instrument as may be necessary or, in the opinion of the Agent, desirable to perfect and protect the liens, encumbrances, interests or rights purported to be created or amended thereby;

      6. With respect to each of the Mortgaged Properties, (i) a mortgagee's policy of title insurance issued by Chicago Title Insurance Company or such other reputable national title insurance company reasonably acceptable to the Agent, in form and substance satisfactory to the Agent, with such endorsements and affirmative coverage as the Agent may reasonably request (to the extent available under applicable law) and with such reinsurance (with direct access provisions) as the Agent may request, (x) insuring the Agent, the Lenders and the Issuing Bank, in an amount equal to the Allocated Amount with respect to such property, that each amendment to the Mortgage constitutes a valid first mortgage lien on the Company's leasehold or fee interest in the property, (y) providing full coverage against all mechanics' a materialmen's liens, and (z) containing such endorsements and affirmative coverage as required by the Agent (to the extent available under applicable law); and (ii) a survey of each property by a licensed surveyor reasonably satisfactory to the Agent and such title insurance company, certified to the Agent, the Lenders, the Company, and the title insurance company, showing no state of facts unsatisfactory to the Agent; and the Agent shall also have received evidence that the premiums in respect of such title insurance policies have been paid; and

        7. Such other documents and instruments as are provided for under the Credit Agreement and the other Loan Documents or as the Lenders may deem reasonably necessary or appropriate.

        8. The Company hereby certifies that all representations and warranties contained in the Credit Agreement are correct in all material respects with the same effect, before and after giving effect to this Second Amendment to the Amended and Restated Credit Agreement, as though such representations and warranties had been made on the date hereof.

III.   MISCELLANEOUS.
       -------------

       1. The Company agrees to pay all costs and expenses incurred by the Agent and the other Lenders (including, but not limited to, reasonable attorneys' fees and expenses) in connection with the preparation, performance and enforcement of this Amendment.

       2. The Company hereby confirms that there is currently outstanding an aggregate of $47,759,850.00 of Advances and Letters of Credit, together with
             --------------
accrued and unpaid interest and fees earned thereon, and that all such sums are due and payable to the Lenders without any offset, defense or counterclaim of any kind.

     3. The Company hereby acknowledges that Agent's prior acceptance of financial statements of the General Partner in lieu of those of the Company does not waive any of the Company's obligations to provide financial statements under
Section 5.2 of the Credit Agreement.

     4. Except as set forth in this Amendment, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. All understandings and agreements heretofore had between the Agent and the Company with respect to the transactions contemplated by this Amendment are merged into this Amendment which alone fully and completely sets forth the agreement with respect thereto between the Agent and the Company. Nothing contained herein shall derogate from the obligation of the Company to pay any amounts which have or may become payable by it under the Credit Agreement and the other Loan Documents or, except as set forth herein or in the Credit Agreement, from the obligation of the Lenders to make Advances.

     5. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been executed on the date first set forth above.



                                     NATIONAL WESTMINSTER BANK Plc,
                                     NEW YORK BRANCH

                                     By: ______________________________
                                         Name:
                                         Title:

                                     CREDIT LYONNAIS,
                                     CAYMAN ISLAND BRANCH

                                     By: ______________________________
                                         Name:
                                         Title:

                                     CIBC, INC.


                                     By: __________________________________
                                         Name:
                                         Title:


                                     ALEXANDER HAAGEN PROPERTIES OPERATING
                                     PARTNERSHIP, L.P.


                                     By: Alexander Haagen Properties, Inc.,
                                         General Partner


                                     By:  /s/ Alexander Haagen
                                         ------------------------------
                                         Name:
                                         Title:

                                  APPENDIX I
                                  ----------



                                                                       EXHIBIT A
                                                                       ---------

                        LIST OF LENDERS AND PERCENTAGES
                        -------------------------------

LENDER                                                       COMMITMENT
------                                                       ----------

National Westminster Bank Plc,
   New York Branch                                           $40,000,000

Credit Lyonnais,
   Cayman Island Branch                                      $25,000,000

CIBC, Inc.                                                   $25,000,000
                                                             -----------

TOTAL COMMITMENT:                                            $90,000,000

                                  APPENDIX II

                                  Schedule 8

                 Unencumbered Properties as of the date hereof
                 ---------------------------------------------

Empire Center, Fontana, California

Medford Center, Medford, Oregon

Pomona Gateway, Pomona, California

Sears Hollywood, Hollywood, California

Smitty's Tucson, Tucson, Arizona

Vermont-Slauson Shopping Center, Los Angeles, California